Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-267657 on Form S-1 of our report dated August 9, 2022 (September 29, 2022 as to Note 6) relating to the financial statements of CaliberCos Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Tempe, Arizona

November 23, 2022